                                                                                         EXHIBIT 99.1
              News

For Immediate Release	Contact:
February 22, 2010	Rick B. Honey
(212) 878-1831

MINERALS TECHNOLOGIES’ BOARD OF DIRECTORS APPROVES
$75 MILLION SHARE REPURCHASE PROGRAM
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NEW YORK, February 22—The Board of Directors of Minerals Technologies Inc. (NYSE: MTX) authorized a share repurchase program of $75 million over a two-year period. This authorization succeeds the previous repurchase program that expired in October of 2009.
“This authorization will permit the company to renew our share repurchase program that was suspended to conserve cash during the fourth quarter of 2008 when the worldwide economy took a dramatic downturn,” said Joseph C. Muscari, chairman and chief executive officer. “We expect to continue with the balanced, opportunistic approach to buying back our shares that we had been following under previous authorizations.”
Minerals Technologies Inc. is a global resource- and technology-based growth company that develops, produces and markets worldwide a broad range of specialty mineral, mineral-based and synthetic mineral products and related systems and services. The company recorded sales of $907.3 million in 2009.

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For further information about Minerals Technologies Inc. look on the internet at http://www.mineralstech.com/